UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024 (July 13, 2024)

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14001 Marshall Drive, Lenexa, KS 66215

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	The Nasdaq Capital Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on March 1, 2024, Digital Ally, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Agreement”), by and between the Company, Kustom Entertainment, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Kustom Entertainment” and, together with the Company, the “Borrowers”), and Mosh Man, LLC, a New Jersey limited liability company (the “Purchaser”), pursuant to which the Borrowers issued to the Purchaser a Senior Secured Promissory Note (the “Note”) with a principal amount of $1,425,000.

On July 13, 2024, the Company entered into a Letter Agreement (the “Letter Agreement”), by and between the Company, Kustom Entertainment and the Purchaser, increasing automatically the principal amount of the Note from $1,425,000 to $1,725,000; provided, however, that if the Borrowers repay the Note in full on or before August 15, 2024, then the principal amount of the Note shall be reduced automatically by $100,000. Pursuant to the Letter Agreement, the Borrowers’ failure to adhere to Sections 3.2(d)(iii) (the “Section 3.2(d)(iii) Failure”) and Section 3.3(a) (the “Section 3.3(a) Failure”) of the Purchase Agreement shall not constitute Events of Default, as defined in the Purchase Agreement; provided, however, that if the Borrowers shall be in breach or default under the Letter Agreement or otherwise fail to satisfy their obligations thereunder, the Section 3.2(d)(iii) Failure and Section 3.3(a) Failure shall each automatically constitute an Event of Default under the Purchase Agreement. Pursuant to the Letter Agreement, the Company agreed to make a cash payment to the Purchaser in the amount of $150,000 on or before July 26, 2024. The Company also agreed to sell or enter into a firm commitment to sell the office building owned by the Company and located at 14001 Marshall Drive, Lenexa, Kansas 66215 (the “Company Office Building”) and pay to the Purchaser: (i) $325,000, if the Company sells or enters into a firm commitment to sell the Company Office Building on or before August 7, 2024; or (ii) $400,000, if the Company sells or enters into a firm commitment to sell the Company Office Building after August 7, 2024. Pursuant to the Letter Agreement, the Company’s failure to sell or enter into a firm commitment to sell the Company Office Building prior to September 1, 2024 shall constitute an Event of Default, as defined in the Purchase Agreement, under the Purchase Agreement. The Company shall pay to the Purchaser $100,000 per month until the Note is repaid in full, with the first such payment occurring on August 12, 2024, and each subsequent payment occurring on the 12th calendar day of each month thereafter. Pursuant to the Letter Agreement, the Purchaser shall be a party to any and every flow of funds when there is an extraordinary receipt of capital by the Company. The Company shall pay to the Purchaser a penalty payment of $200,000 within five Business Days, as defined in the Purchase Agreement, if the Company fails to make the Purchaser a party to any flow of funds in respect of an extraordinary receipt of capital by the Company.

Except as stated above, the Letter Agreement does not result in any other substantive changes to the Agreement.

A copy of the Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Letter Agreement is qualified in its entirety by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Letter Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2024

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman and Chief Executive Officer